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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.

/s/ BALUKOFF, LINDSTROM & CO., P.A.

Boise, Idaho

December 18, 1997


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